As filed with the Securities and Exchange Commission on June 20, 2025.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLIGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

29 Emmons Drive, Suite B-10 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Soligenix, Inc. 2025 Equity Incentive Plan

(Full title of the plan)

Christopher J. Schaber, Ph.D.

President and Chief Executive Officer

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

(Name and address of agent for service)

(609) 538-8200

(Telephone number, including area code, of agent for service)

with copies to:

Driscoll R. Ugarte, Esq.

Duane Morris LLP

5100 Town Center Circle, Suite 400

Boca Raton, FL 33486-1008

(561) 962-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period to comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.Plan Information*

Item 2.Registrant Information and Employee Plan Annual Information*

*The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (this “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Soligenix, Inc. 2025 Equity Incentive Plan (hereinafter referred to as the “Plan”) as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025;
(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter March 31, 2025, filed with the Commission on May 9, 2025;
(3)	Our Current Reports on Form 8-K, filed with the Commission on February 10, 2025, March 28, 2025 and June 20, 2025;
(4)	The Description of Securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025; and
(5)	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on December 12, 2016 and under the caption “Description of Capital Stock” in our prospectus, dated as of December 12, 2016, forming a part of the Registration Statement on Form S-1 (Registration No. 333-214038) filed with the SEC, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this

Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.Description of Securities.

Not applicable.

Item 5.Interests of Named Experts and Counsel.

Not applicable.

Item 6.Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law grants a corporation the power to limit the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of a fiduciary duty.

Article IX of our Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors as follows:

“A Director of the Corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a Director; provided, however, this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Article VIII of our Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

We have a directors’ and officers’ liability insurance policy.

The above discussion is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws.

Item 7.Exemption from Registration Claimed.

Not applicable.

Item 8.Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in the Registrant’s Current Report on Form 8-K filed on June 22, 2012).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 included in the Registrant’s Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended June 30, 2003).

4.3

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in the Registrant’s Current Report on Form 8-K filed on June 22, 2016).

4.4

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in the Registrant’s Current Report on Form 8-K filed on October 7, 2016).

4.5

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in the Registrant’s Current Report on Form 8-K filed on June 14, 2017).

4.6

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 28, 2018).

4.7

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment Number 1 to the Registrant’s Current Report on Form 8-K filed on December 3, 2020).

4.8	Amendment to Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 included in the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020).

4.9

Certificate of Designation of the Series D Preferred Stock of the Company dated December 27, 2022 (incorporated by reference to Exhibit 3.1 to our registration statement on Form 8-A filed on December 27, 2022).

4.10

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Soligenix, Inc. (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on February 9, 2023).

4.11

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Soligenix, Inc. (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on May 31, 2024).

5.1	Opinion of Duane Morris LLP regarding legality of securities being registered. *

23.1	Consent of Cherry Bekaert LLP. *

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1 to this Registration Statement). *

24.1	Power of Attorney (included on signature page of this Registration Statement). *

99.1	Soligenix, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 included in the Registrant’s Current Report on Form 8-K filed on June 20, 2025).

107	Calculation of Filing Fee Table. *

*	Filed herewith.

Item 9.Undertakings.

(a)The Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement;

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, State of New Jersey, on this 20th day of June, 2025.

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Christopher J. Schaber
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Schaber and Jonathan Guarino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Christopher J. Schaber	Chairman, President and Chief
	Christopher J. Schaber, PhD	Executive Officer (Principal Executive Officer)	June 20, 2025
By:	/s/ Gregg A. Lapointe	Director
	Gregg A. Lapointe, CPA.		June 20, 2025
By:	/s/ Diane L. Parks	Director
	Diane L. Parks, MBA		June 20, 2025
By:	/s/ Robert J. Rubin	Director
	Robert J. Rubin, MD		June 20, 2025
By:	/s/ Jerome B. Zeldis	Director
	Jerome B. Zeldis, MD, PhD		June 20, 2025
By:	/s/ Jonathan Guarino
	Jonathan Guarino	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2025